UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2006

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On February 14, 2006, the Board of Directors of Acusphere, Inc. (the “Company”) declared a quarterly cash dividend in the amount of $0.8125 per share on its 6.5% convertible exchangeable preferred stock (the “Preferred Stock”) in accordance with the terms thereof.

In February 2005, Acusphere issued 900,000 shares of its Preferred Stock in a public offering.  As of February 14, 2006, 740,000 of these shares of Preferred Stock remained outstanding.  The dividend on the Preferred Stock will be paid on March 1, 2006 to the holders of record as of the close of business on February 15, 2006.

This is the fourth quarterly dividend payment paid on the Preferred Stock.  In accordance with the terms of the Preferred Stock, this dividend payment was computed by dividing the annual dividend rate of $3.25 per share by four (rounded down to the nearest one one-hundredth (1/100) of one cent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: February 17, 2006	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief
Financial Officer